Blue Sphere Corporation 10-Q

Exhibit 10.23

AMENDMENT #11

TO THE SECURITIES PURCHASE AGREEMENT
TO THE PROMISSORY NOTE
AND TO THE COMMON STOCK PURCHASE WARRANTS

This Amendment #11, dated July 26, 2018 (this “Amendment”), is by and between Blue Sphere Corporation, a Nevada corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-10212016 (the “SPA”) dated as of October 24, 2016, pursuant to which the Issuer issued to the Investor a Promissory Note (the “Note”) and a Warrant and pursuant to which the Issuer is obligated to deliver to the Investor Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA);

WHEREAS, the Issuer issued additional common stock purchase warrants to the Investor on December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017, May 11, 2017, June 7, 2017, February 22, 2018, and March 14, 2018 (such warrants, plus the Warrant, all as previously amended, the “Warrants”);

WHEREAS, by letter agreement or amendment, on at least ten separate occasions (the “Amendments”), (i) the Issuer and the Investor agreed to amend certain terms and extend certain milestone dates contained in the SPA, Note and the Warrants, with the last such Amendment extending the maturity date of the Note, the date the Origination Shares were issuable, the date of the pricing reset on the Origination Shares, and the date to receive conditional approval from The NASDAQ Capital Market to June 30, 2018; and (ii) the Investor agreed to conditionally waive any default in connection with the original dates, but not the damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such a default under the SPA, Note and the Warrants, and with the waiver conditioned on the Issuer not triggering an event of default at any time subsequent to such Amendment; and

WHEREAS, the most recent Amendment was in the form of a Loan Extension, Additional Investment & Conversion Agreement dated February 21, 2018 (the “Conversion Agreement”) that, among other things, provided terms under which the Issuer would satisfy all of the Issuer’s obligations to the Investor by payment of stock.

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA, the Note, and the Warrants as follows:

1.               Extension of Maturity Date. In the sentence in the Note (as previously amended) that states “The Maturity Date is the earlier of June 30, 2018 or the third business day after the closing of the Public Offering,” the date of June 30, 2018 shall be replaced with the date of August 31, 2018.

2.               Extension of Origination Shares Dates. The references to the date of June 30, 2018 in Sections 1.3.1 and 1.3.2 of the SPA (as previously amended) shall be replaced with the date of September 15, 2018.

3.               Extension of Nasdaq Approval Date. The references to the date of June 30, 2018 in Section 6(xxiii) of the Note and Section 1.11(xxiii) of each of the Warrants (all as previously amended) shall be replaced with the date of August 31, 2018.

4.               Extension of Conversion Date. The first sentence of Section 3 of the Conversion Agreement shall be deleted and replaced with the following language: “Provided that (i) the Issuer both closes on the Public Offering (unless waived by both Parties) and uplists its shares of common stock on The Nasdaq Capital Market or NYSE-MKT (or another exchange mutually agreed upon by the Issuer and the Investor) by August 31, 2018, and (ii) no additional event of default or breach of the Transaction Documents occurs between the date of this Agreement and the close of the Public Offering (unless waived by the Investor in its sole discretion), the Issuer shall satisfy all of the Issuer’s obligations to the Investor under the Note and the other Transaction Documents by payment of stock as follows:”.

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5.               Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer’s failure to meet the original and previously amended Maturity Dates of the Note, delivery dates for the Origination Shares, and Nasdaq approval dates, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Issuer’s not being in default of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Agreement (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Agreement, the Investor may issue a notice of default for the Issuer’s failure to meet the original Maturity Date of the Note, delivery date of the Origination Shares, and Nasdaq approval date).

ALL OTHER TERMS AND CONDITIONS OF THE SPA, THE NOTE, AND THE WARRANTS, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

By:	/s/ Shlomi Palas	By:	/s/ JMJ Financial
Name:	Shlomi Palas	Name:
Title:	Blue Sphere Corporation	Title:	JMJ Financial
	Chief Executive Officer		Its Principal

[Amendment #11 Signature Page]

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